UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2015

Shire plc

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(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

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(State or other jurisdiction of incorporation)

0-29630	98-0601486
(Commission File Number)	(IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin

24, Republic of Ireland

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(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code +353 1 429 7700

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2014, Shire entered into a $2,100 million revolving credit facilities agreement with a number of financial institutions (“RCF”). See the Company’s 2014 Annual Report on Form 10-K for details.

On November 25, 2015, the termination date of the RCF was extended by one year from December 12, 2019 to December 12, 2020 with respect to all drawn and undrawn commitments under the RCF in accordance with its terms.

In addition, the terms of the RCF were amended with effect from November 25, 2015 to align the leverage financial covenant and clean up provisions with those provided for in the $5,600 million facilities agreement entered into and reported on November 2, 2015. See the Company’s Form 8-K dated November 2, 2015 for details.

The foregoing description of the amendments to the RCF is a general description; it does not purport to be complete and is qualified in its entirety by the full text of the amendments attached as Exhibits 10.01 and 10.02.

Except for the extension of the termination date described herein and the amendments attached as Exhibits 10.01 and 10.02, the terms of the RCF have not been amended since December 12, 2014.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.	The following exhibits are filed herewith:

10.01	Consent Request dated November 4, 2015

10.02	Consent Request Approval Notice dated November 20, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC

By:	/s/ B Mordan
Name: Bill Mordan
Title: Company Secretary

Dated: November 25, 2015

EXHIBIT INDEX

Number	Description

10.01	Consent Request dated November 4, 2015
10.02	Consent Request Approval Notice dated November 20, 2015